Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Newgioco Group, Inc.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (File No. 333-233768) of our report dated July 2, 2020, relating to the consolidated financial statements of Newgioco Group, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO AG

/s/ Christoph Tschumi	/s/ Timothy Ryan
Christoph Tschumi	ppa. Timothy Ryan

Zurich, Switzerland, July 27, 2020